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                                                                       EXHIBIT 5

                                 April 8, 1999

Board of Directors
TeleBanc Financial Corporation
1111 North Highland Street
Arlington, Virginia  22201

Ladies and Gentlemen:

       We are acting as special counsel to TeleBanc Financial Corporation, a Delaware corporation ("TeleBanc Financial"), in connection with its registration statement on Form S-3 (Commission File No. 333-72145) (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed offering of TeleBanc Financial's common stock, par value $.01 per share ("Common Stock"), which includes up to 400,000 shares (the "Selling Stockholder Shares") to be sold by selling stockholders identified in the Registration Statement (the "Selling Stockholders"). Up to 10,000,000 shares of Common Stock to be sold by the Company (the "Company Shares") and up to 400,000 shares of Common Stock to be sold by the Selling Stockholders are referred to herein collectively as the "Shares." This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

       For purposes of this opinion letter, we have examined copies of the following documents:

       1.     An executed copy of the Registration Statement.

       2. The Restated Certificate of Incorporation of TeleBanc Financial, with amendments thereto, as certified by the Secretary of TeleBanc Financial on the date hereof as then being complete, accurate and in effect.

       3. The Bylaws of TeleBanc Financial, with amendments thereto, as certified by the Secretary of TeleBanc Financial on the date hereof as then being complete, accurate and in effect.

       4. Resolutions of the Board of Directors of TeleBanc Financial adopted by unanimous consent as of February 9, 1999 and adopted at a meeting held on March 25, 1999, each as

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              certified by the Secretary of TeleBanc Financial on the date hereof as then being complete, accurate and in effect, relating to, among other things, the issuance of the Company Shares and arrangements in connection therewith.

       5. A certificate dated as of the date hereof of each of the Selling Stockholders identifying the Selling Stockholder Shares.

       6. Resolutions of the Board of Directors of TeleBanc Financial adopted by unanimous consent as of March 11, 1998, as certified by the Secretary of TeleBanc Financial on the date hereof as then being complete, accurate and in effect, relating to, among other things, the issuance by TeleBanc Financial to the Selling Stockholders of the selling Stockholder Shares and arrangements in connection therewith.

       7. The proposed form of U.S. Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom Goldman, Sachs & Co., BancBoston Robertson Stephens Inc., Legg Mason Wood Walker, Incorporated and Merrill Lynch, Pierce, Fenner and Smith Incorporated will act as underwriters, filed as
              Exhibit 1.1 to the Registration Statement (the "U.S. Underwriting Agreement").

       8. The proposed form of International Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom Goldman Sachs International, BancBoston Robertson Stephens International Limited, Legg Mason Wood Walker, Incorporated and Merrill Lynch International will act as underwriters (the "International Underwriting Agreement," and together with the U.S. Underwriting Agreement, the "Underwriting Agreement").

In our examination of the Underwriting Agreement and the aforesaid certificates, records and documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

       This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

       Based upon, subject to and limited by the foregoing, we are of the opinion that, assuming at the time the Selling Stockholder Shares were issued that

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TeleBanc Financial received the consideration therefor specified in the resolutions of the Board of Directors referred to in Paragraph 6 above, the Selling Stockholder Shares are validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware, and following (i) effectiveness of the Registration Statement, (ii) issuance of the Company Shares pursuant to the terms of the Underwriting Agreement, (iii) receipt by TeleBanc Financial of the consideration for the Company Shares specified in the Underwriting Agreement and resolutions of the Board of Directors and the Pricing Committee of the Board of Directors, the Company Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

       We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

       We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Validity of the Shares" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                         Very truly yours,

                                         HOGAN & HARTSON L.L.P.